Exhibit 20.7

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.54%
Delinquency Rate:	30 - 59 Days	1.06%
	60 - 89 Days	0.76%
	90 + Days	1.66%

Excess Spread Analysis

Series	COMT 1998-1
Portfolio Yield	19.41%
Weighted Average Coupon	6.83%
Servicing Fee Percentage	1.50%
Net Loss Rate	2.21%

Excess Spread Percentage
Jun-07	8.88%
May-07	8.00%
Apr-07	6.33%
3-Month Average Excess Spread	7.74%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

**June 2007 COMT Net Losses were lower than expected as described below. Generally, accountholder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days.  In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  As a result, June 2007 Net Losses were lower and July 2007 Yield is expected to be lower than what we would have expected had we not taken this action.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		17.54%
Delinquency Rate:	30 - 59 Days	1.06%
	60 - 89 Days	0.76%
	90 + Days	1.66%

Excess Spread Analysis

Series	COMT 2000-3
Portfolio Yield	19.41%
Weighted Average Coupon	5.69%
Servicing Fee Percentage	2.00%
Net Loss Rate	2.21%

Excess Spread Percentage
Jun-07	9.51%
May-07	8.64%
Apr-07	6.75%
3-Month Average Excess Spread	8.30%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

**June 2007 COMT Net Losses were lower than expected as described below. Generally, accountholder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days.  In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  As a result, June 2007 Net Losses were lower and July 2007 Yield is expected to be lower than what we would have expected had we not taken this action.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		17.54%	17.54%
Delinquency Rate:	30 - 59 Days	1.06%	1.06%
	60 - 89 Days	0.76%	0.76%
	90 + Days	1.66%	1.66%

Excess Spread Analysis

Series	COMT 2001-1	COMT 2001-6
Portfolio Yield	19.41%	19.41%
Weighted Average Coupon	5.57%	5.56%
Servicing Fee Percentage	2.00%	2.00%
Net Loss Rate	2.21%	2.21%

Excess Spread Percentage
Jun-07	9.63%	9.64%
May-07	8.75%	8.76%
Apr-07	6.92%	6.89%
3-Month Average Excess Spread	8.44%	8.43%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

**June 2007 COMT Net Losses were lower than expected as described below. Generally, accountholder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days.  In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  As a result, June 2007 Net Losses were lower and July 2007 Yield is expected to be lower than what we would have expected had we not taken this action.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000 MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		17.54%
Delinquency Rate:	30 - 59 Days	1.06%
	60 - 89 Days	0.76%
	90 + Days	1.66%

Excess Spread Analysis

Series	COMT 2002-1
Portfolio Yield	19.41%
Weighted Average Coupon	5.60%
Servicing Fee Percentage	2.00%
Net Loss Rate	2.21%

Excess Spread Percentage
Jun-07	9.60%
May-07	8.72%
Apr-07	6.89%
3-Month Average Excess Spread	8.41%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer

of Capital One Master Trust.

**June 2007 COMT Net Losses were lower than expected as described below. Generally, accountholder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days.  In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  As a result, June 2007 Net Losses were lower and July 2007 Yield is expected to be lower than what we would have expected had we not taken this action.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.